Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement File Nos. 33-40356, 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 333-83498, 33-52637, 333-83420, 33-58407, 333-61488, 333-61490, 333-83418, 333-66169, 333-80943, 333-88669, 333-37898, 333-40354, 333-47656, 333-56356, 333-94977, 333-91972, 333-108245, and 333-108247 of our reports dated December 13, 2004, with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and subsidiaries included in this Form 10-K for the year ended October 31, 2004.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 12, 2005